                                 The following exhibits are confidential and therefore shall not be disclosed by you to any third party or governmental entity without the prior written consent of NationsBridge, L.L.C. and NBD Bank, except to your attorneys, accountants and financial advisors in conjunction with the transactions contemplated herein.

EXHIBIT A

                               RIDDELL SPORTS INC.

                           SENIOR SECURED BRIDGE NOTES

                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS

The several Commitments of NationsBridge, L.L.C. and NBD Bank to purchase the Senior Secured Bridge Notes of Riddell Sports Inc. will be subject to the negotiation and execution of definitive documentation including a definitive securities purchase agreement and an indenture or loan agreement which will contain terms and conditions as set forth herein and such other conditions precedent, covenants, representations and warranties, events of default and other provisions as are customary for financings of this kind.

ISSUER:                             Riddell Sports Inc., a Delaware corporation  ("Riddell")  (unless a different and/or another entity is the borrower under the Bank  Financing,  in which case such  entity  will be the  Issuer  and/or a  co-Issuer  of the  Bridge  Notes).
                                    Riddell has formed Cheer Acquisition Corp., a Tennessee  corporation  ("OPCO"), for the purpose of acquiring (the  "Acquisition") all of the outstanding common stock,  par value $.01 per share,  of Varsity Spirit  Corporation,  a Tennessee corporation (the "Target").  As soon as practicable  following the Acquisition, the Target and OPCO will merge (the "Merger"),  with the Target  surviving such
                                    Merger (as such survivor,  the "Company").  Following the Merger,  Riddell will own 100% of the fully-diluted  common stock of the Company, and no other person shall own any common  stock of the  Company  or any right to  acquire  any such stock.  The Issuer(s) will also be the borrower(s) under the Bank Financing.

INITIAL
PURCHASERS:                         NationsBridge,  L.L.C. or an affiliate thereof  ("NationsBridge"),  NBD Bank or an affiliate thereof ("NBD" and collectively with NationsBridge,  the "Initial
                                    Purchasers")  and other  purchasers  arranged by the  Purchasers  (collectively with the Initial  Purchasers,  the  "Purchasers");  provided,  that the Initial
                                    Purchasers  shall at all times prior to the first  anniversary  of the issuance of the Bridge Notes retain the

                                    right to vote, with respect to major financial covenant  changes,  at least 50% of the Bridge Notes or the Rollover Notes, as applicable.

ISSUE:                              Senior Secured Bridge Notes (the "Bridge Notes").

PRINCIPAL AMOUNT:                   $100.0 million.

PRICE:                              100% of the principal amount.

MATURITY:                           Twelve months from issuance (the "Bridge Note Maturity Date").

USE OF FUNDS:                       The proceeds of the sale of the Bridge Notes will be used to consummate the
                                    Acquisition, refinance indebtedness of the Target and Riddell and to pay transaction costs incurred in connection therewith.

RANKING:                            The Bridge Notes and the guarantees  thereof will be pari passu with all senior
                                    obligations  of  Riddell  and  the   Guarantors.   The  Bridge  Notes  and  the
                                    guarantees  thereof will be senior to all  subordinated  obligations of Riddell and the  Guarantors.  Neither  the  Issuer  nor any  Guarantor  shall  make any principal payments on any subordinated  debt,  including,  without  limitation, the Convertible  Subordinated  Notes,  until the Bridge Notes have been paid in full.

GUARANTEES:                         The Bridge Notes will be  guaranteed  on a senior  secured basis by any current or future subsidiaries  (including the Target on the date of the closing of the tender offer) of Riddell (such subsidiaries,  collectively,  the "Guarantors").
                                    The  Guarantors  shall not be prohibited  from  guaranteeing  obligations  on a subordinated basis, including,  without limitation,  the subordinated guarantee to be entered into by the Target and its  subsidiaries  in connection  with the
                                    4.10%  Convertible  Subordinated  Notes of Riddell  due  November  1, 2004 (the
                                    "Convertible Subordinated Notes").

SECURITY:                           The  Bridge  Notes and the  guarantees  thereof  will be secured by (i) a first priority  perfected  security  interest in any unencumbered  assets (which will include,  without limitation,  all assets other than current assets) of Riddell and any current and future subsidiaries,  (ii) a perfected security interest in all current assets of Riddell and any current and future  subsidiaries,  second only to the  first  priority  perfected  lien to the  lenders  under  the  Bank
                                    Financing,  provided  that such lien shall not extend to cash  deposits made by customers of the Target or the Company in  connection  with travel  performance bonds  required by state law, and (iii) a pledge of

                                    the stock of any current or future subsidiaries (other than the Target prior to the Merger) of Riddell.


INTEREST RATE:                      Interest  shall be  payable  at the Base Rate plus the  Applicable  Margin  per annum.  The  "Applicable  Margin"  shall  initially  be  3.00%,  increasing  an additional  .50% at the end of each  subsequent  3-month  period for as long as the Bridge Notes are outstanding;  provided that such rate shall not exceed 18%
                                    per  annum;  provided,  further,  that the  portion,  if any,  of any  interest payment  representing  a rate per annum in excess of 16% may be paid by issuing additional  Bridge Notes with a principal  amount equal to such excess  portion of  interest.  Notwithstanding  the  foregoing,  in the  case  of an  Event  of
                                    Default,  the  Applicable  Margin shall be increased by 2.0% per annum.  "Base
                                    Rate" means the prime rate as announced by NationsBank,  N.A. from time to time
                                    (computed  for actual  days  elapsed on the basis of a year  consisting  of 360 days).

INTEREST
PAYMENTS:                           Quarterly in arrears.

OPTIONAL
REDEMPTION:                         The Bridge Notes are callable up to the Bridge Note Maturity Date, in whole or in part, upon written notice, at the option of Riddell, at any time at par plus accrued interest to the redemption date.
MANDATORY
EXCHANGE:                           If the Bridge  Notes have not been  previously  redeemed in full for cash on or prior to the Bridge Note  Maturity  Date,  the  principal  of the Bridge  Notes
                                    outstanding  on  the  Bridge  Note  Maturity  Date  may,   subject  to  certain
                                    conditions  precedent,  be  satisfied  through the  delivery of Senior  Secured
                                    Rollover  Notes with a maturity of 5 years from the Bridge Note  Maturity  Date
                                    (the  "Rollover  Notes"  and  together  with the  Bridge  Notes,  the  "Bridge
                                    Securities")  described  in the  Exhibit B attached  to the  Bridge  Commitment
                                    Letter.  The Rollover  Notes will be issued and held in escrow upon the funding of the Bridge Notes and pending such mandatory exchange (the "Rollover Date").

MANDATORY
REDEMPTION:                         No sinking  fund will be  required,  however,  Riddell  will  redeem the Bridge
                                    Notes with,  subject to certain  agreed upon  exceptions:  (i) the net proceeds from the  issuance  of any  debt or  equity  securities  of  Riddell  or any of
                                    Riddell's  subsidiaries;  or (ii) the net proceeds from material asset sales of
                                    Riddell or any of Riddell's subsidiaries,  provided, however, that Riddell will not be required to redeem the Bridge Notes with the net proceeds  from the sale of any current  assets to the extent

                                    such  proceeds  are required to be paid to the lenders under the Bank Financing.

                                    "Material asset sales" shall mean asset sales the net proceeds of which exceed
                                    $50,000.


CHANGE OF
CONTROL:                            In the event of a Change of Control (to be defined), each Bridge Note holder will have the right to require Riddell to repurchase the Bridge Notes at 101% of the principal amount plus accrued and unpaid interest thereon.

CONDITIONS
PRECEDENT:                          Conditions precedent to initial funding will consist of the following:

                                    (i)      the negotiation,  execution and delivery of Definitive  Documents with respect to the Bridge Securities  reasonably  satisfactory to
                                             the   Purchasers,    which    Definitive    Documents   shall   be
                                             substantially  consistent with the terms of the Bridge  Commitment
                                             Letter and the  exhibits  thereto  and which shall  contain  usual and  customary  representations  and  warranties  (which  shall be
                                             true  and  correct),   covenants   (with  which  Riddell  and  the
                                             Guarantors  shall be in  compliance)  and events of default (which shall not have  occurred  and be  continuing  or  which,  with the giving  of  notice  or the  lapse of time or both,  shall not have
                                             occurred  and  be   continuing,   in  each  case,   prior  to  and
                                             immediately after the initial funding);

                                    (ii)     the   execution,   and   delivery  to  the   Purchasers,   of  an
                                             acquisition   agreement,   (a)   which   shall   be   in  a   form
                                             substantially  similar  to the draft of April 30,  1997 (a copy of which,  together  with the April  18,  1997  draft of the  Company
                                             Disclosure  Schedule (as defined  therein),  is attached hereto as
                                             Annex 1),   which  has  been   reviewed   and   approved   by  the
                                             Purchasers,  (b) with respect to which none of the material  terms or  conditions  thereof  shall  have  been  waived  by  any of the parties  thereto  without the  Purchasers  consent,  and (c) which shall  provide for an  aggregate  purchase  price not in excess of
                                             $18.90 per share;

                                    (iii)    the completion of the Bank  Financing,  in the amount of at least
                                             $35.0 million on terms satisfactory to the Purchasers;

                                    (iv)     the corporate, capital and ownership structure (including
                                             the certificate or articles of incorporation and by-laws) of the Company (after giving effect to the Merger),
                                             including without limitation the execution of employment
                                             contracts with certain of the employees, shall not have
                                             materially changed from that previously reviewed and
                                             approved by the Purchasers;

                                    (v)      the receipt of legal  opinions in form and  substance  reasonably satisfactory to the Purchasers;


                                    (vi)     the receipt of an opinion letter from an independent firm
                                             reasonably satisfactory to the Purchasers attesting to the solvency of Riddell and each Guarantor after giving effect to the Acquisition and the incurrence of indebtedness with respect thereto;

                                    (vii)    the delivery of Warrants  (as  described in Exhibit C attached to the  Bridge  Commitment  Letter)  to an  escrow  account  mutually agreed upon by the Purchasers,  NationsBanc Capital Markets,  Inc.
                                             ("NCMI"),  First Chicago  Capital  Markets,  Inc.  (together  with
                                             NCMI, the "Investment Banks") and Riddell;

                                    (viii)   the  receipt  of all  fees  due  and  payable  to the  Purchasers and/or Investment Banks;

                                    (ix)     not less than a majority of the shares of the Target (on a fully-diluted basis) shall have been validly tendered and not withdrawn prior to the expiration of the tender offer;

                                    (x)      fees and expenses  incurred in conjunction  with the  Acquisition shall be limited to $15.0 million;

                                    (xi)     appropriate  board  and  shareholder   approvals  to  the  extent
                                             required from Riddell and the Target for the  Acquisition  and the
                                             Merger;

                                    (xii)    each guarantee of the Bridge  Securities  (other than that of the
                                             Target) shall be in full force and effect;

                                    (xiii)   the  receipt  of  (a) a  certified  copy  of the  certificate  or articles of incorporation,  including all amendments  thereto,  of each of  Riddell,  OPCO,  the Target  and each of the  Guarantors, and a certificate  as to the good  standing of each  thereof;  and
                                             (b) a  certificate

                                             from each of  Riddell,  OPCO,  the Target and each of the Guarantors certifying its by-laws,  resolutions  duly adopted by its Board of Directors, its  certificate  or articles of  incorporation,  the incumbency and specimen signatures of its officers,  and  a  true  and  complete  copy  of  the acquisition agreement;

                                    (xiv)    the  receipt of duly  executed  Bridge  Notes, in form and substance reasonably satisfactory to the Purchasers;

                                    (xv)     all material governmental and third party  approvals  necessary in connection with the  transactions  contemplated  hereby and the continuing  operations of Riddell and its subsidiaries  shall have

                                             been   obtained  and  be  in  full  force  and  effect,   and  all
                                             applicable  waiting  periods shall have expired without any action being taken or  threatened  by any  governmental  authority  which would  restrain,  prevent or otherwise  impose adverse  conditions on the transactions contemplated hereby;

                                    (xvi)    no injunction, temporary restraining order or other similar relief shall have been issued and remain in effect with respect to the transactions contemplated hereby;

                                    (xvii)   the receipt of (a) evidence  satisfactory  to the  Purchasers  of the proper  filing,  registration  or recordation of each document required by law or  reasonably  requested by the  Purchasers to be filed,  registered  or recorded in order to create in favor of the
                                             Purchasers a valid,  legal and perfected  security interest in the collateral  contemplated  hereby;  (b) certified  reports  from an
                                             independent   search  service   reasonably   satisfactory  to  the
                                             Purchasers  listing (1) any judgment  naming  Riddell,  the Target or any  subsidiary of either thereof as judgment  debtor,  (2) any tax lien that  names  Riddell,  the  Target or any  subsidiary  of either thereof as a delinquent  taxpayer in any  jurisdiction  and
                                             (3) any Uniform  Commercial  Code  financing  statement that names
                                             Riddell,  the  Target  or any  subsidiary  of  either  thereof  as debtor  filed  in  any  jurisdiction;  and  (c)  appropriate  duly executed  termination  statements  signed by all persons disclosed as secured  parties  (other than  holders of  permitted

                                             liens) in form for filing under the Uniform Commercial Code of such jurisdiction; and

                                    (xviii)  the Purchasers shall have received such other documents as the
                                             Purchasers or their counsel may reasonably request.


FINANCIAL
INFORMATION:                        Riddell  shall  furnish to the  Purchasers  information  to include  but not be limited to: unaudited  quarterly  consolidated  financial  statements within 45 days of quarter-end and fiscal year-end audited consolidated  statements within
                                    90 days of Riddell's year-end.

RIGHT TO RESELL
BRIDGE NOTES:                       The Purchasers  shall have the absolute and  unconditional  right to resell the
                                    Bridge  Notes in  whole or in part in  compliance  with  applicable  law to any third parties;  provided,  that the Initial Purchasers shall at all times prior to the first  anniversary  of the issuance of the Bridge Notes retain the right to vote, with respect to major financial covenant changes,  at least 50% of the
                                    Bridge  Notes  or  the  Rollover  Notes,  as  applicable.   In  addition,  each

                                    Purchaser may share its commitment with any third party.

GOVERNING LAW:                      New York.

EXPIRATION DATE:                    The  obligation of the Purchasers to purchase the Bridge Notes will expire upon the earliest of (i) the  completion of the  Acquisition  without the use of the
                                    Bridge  Notes,   (ii) termination  of  the  Acquisition  Agreement,  (iii)  the acceptance  of an offer for the  purchase  of the Target  other than  Riddell's offer or (iv) 5:00 p.m.,  New York time,  May 9, 1997 unless  accepted prior to such time; provided,  however, that after acceptance,  the Commitment hereunder will  terminate on  September  5, 1997 (unless  funding of the Bridge Notes has occurred by such time).

FINANCIAL AND
OTHER COVENANTS,
REPRESENTATIONS
AND WARRANTIES,
EVENTS OF DEFAULT,
WAIVERS AND
CONSENTS:                           Usual  and  customary  for a  transaction  of  this  type  (including,  without
                                    limitation,   a  cross  default  to  the  Bank  Financing),   without  material
                                    exceptions not previously disclosed.

FUNDING FEE:                        Riddell agrees to pay to the Purchasers (pro rata based on the Commitment of such
                                    Purchaser) a non-refundable fee of 1.00% of the principal amount of the Bridge Notes, payable in cash upon the issuance of any Bridge Notes.

WARRANTS:                           See Exhibit C attached to the Bridge Commitment Letter.